Exhibit F, Schedule 6(b)

                      Powergen Group Officers and Directors


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         Name                         Principal Business Address                 Position
---------------------------    ----------------------------------------   ---------------------

                                   E. ON UK Public Limited Company
                                   (re-named E.ON UK Ltd, 01/29/03)
Mr Stefan Hloch                          53 New Broad Street                          D
                                           London, England
                                               EC2M 1SL
Mr Christopher John Salame                                                           D,S
Mr Hans Gisbert Ulmke                                                                 D
Mr Graham John Wood                                                                   D

                                             Powergen PLC
                                  (renamed Powergen Ltd, 01/09/2003)
Prof. Rainer Frank Elsaesser             53 New Broad Street                          D
 (resigned 07/17/2003)                     London, England
Dr Hans Michael Gaul                           EC2M 1SL                               D
 (resigned 07/17/2003)
Dr Paul Golby                                                                     D/COO (UK)
Dr Hans-Dieter Harig                                                                  D
 (resigned 07/17/2003)
Mr Ulrich Hartmann                                                                    CB
 (resigned 04/30/2003)
Mr. Thomas Andrew Oates                                                               D
 (resigned 07/17/2003)
Mr Michael Soehlke                                                                   CFO
Mr. Victor A. Staffieri                                                           D/COO (US)
Mr. Edmund Arthur Wallis                                                             CEO
 (resigned 07/17/2003)
Mr. Peter Michael Wilson                                                              D
 (resigned 07/17/2003)
Mr. Christopher John Salame                                                           S
Dr. Wulf Bernotat                                                                     D
 (appointed 05/01/2003)



                                     Powergen US Holdings Limited
Mr. David Owen Beynon                     53 New Broad Street                         D
                                           London, England
                                               EC2M 1SL
Mr Michael Soehlke                                                                    D
Mr. Graham John Wood                                                                  D
Mr Christopher John Salame                                                            S

                                       POWERGEN US INVESTMENTS
Mr. David Owen Beynon                     53 New Broad Street                         D
Mr. Michael Soehlke                        London, England                            D
Mr. Graham John Wood                           EC2M 1SL                               D
Powergen Secretaries Limited                                                          S


                                       Powergen Luxembourg sarl
Mr. David Owen Beynon                       99 Grand-rue                              D
Mr. Jack Groesbeek                        Luxembourg L-1661                           D
Mr. Eric Peter Isaac                                                                  D
Mr. Ronald L. Miller                                                                  D
 (resigned 12/16/2003)
Mr Stefan Hloch                                                                       D
 (appointed 12/16/2003)



                                        Exhibit F, Schedule 6(b)                       1

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                                  Powergen Luxembourg Holdings sarl
Mr. David Owen Beynon                       99 Grand-rue                              D
Mr. Jack Groesbeek                       Luxembourg L-1661                            D
Mr. Eric Peter Isaac                                                                  D
Mr. Ronald L. Miller                                                                  D
 (resigned 12/16/2003)
Mr S Bradford Reeves                                                                  D
 (resigned - date unknown)
Mr Stefan Hloch                                                                       D
 (appointed 12/16/2003)



                                    Powergen US Investments Corp.
                               (re-named E.ON US Investments Corp, May
                                               3, 2003)
Mr John  R McCall                        220 West Main Street                     D, CEO, P
Mr. Ronald L Miller                   Louisville, Kentucky 40202                    D, AS
Mr. S. Bradford Rives                                                                 D
Mr. Daniel K. Arbough                                                                 T

Mr. David O. Beynon                     Ergon US Investments                          D
Mr. Graham J. Wood                      53 New Broad Street                           D
Mr. Michael Soehlke                     London, England                               D
Mr. Christopher J. Salame               EC 2M 1SL                                     S

Mr. David O. Beynon                     Powergen US Securities Ltd.                   D
Mr. Graham J. Wood                      53 New Broad St.                              D
Powergen Secretaries Ltd.               London, England EC 2M 1SL                     S

Mr. S. Bradford Rives                   Powergen US Funding LLC               Authorized Person
Mr. Rodney Barber                       c/o The Corporation Trust Co.         Authorized Person
Mr. Graham J. Wood                      1209 Orange St.                       Authorized Person
Mr. Michael Sohlhe                      Wilmington New Castle Co.             Authorized Person
                                        Delaware, 19801


                                        Exhibit F, Schedule 6(b)                       2

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